Second Quarter 2024 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) August 5, 2024 The properties above are not representative of all transactions. The information provided herein is as of June 30, 2024 unless otherwise noted.

Second Quarter 2024 Highlights $6.8 billion Loan Portfolio 3 $2.2 billion Equity Book Value $191 million Total Liquidity 1 2.4x Net Debt / Equity Ratio 5 9.0% Weighted Average All-In Yield 2 98% Floating Rate Loans 3 98% Senior Loans 3,14 69.3% Weighted Average Portfolio Adjusted LTV 4 See Endnotes in the Appendix.

Financial GAAP net loss of $11.6 million, or $0.09 per share; distributable earnings of $28.9 million, or $0.20 per share; and distributable earnings prior to realized losses of $30.4 million, or $0.21 per share 6 Book value per share of $15.27; general CECL reserve per share of $0.95 REO investments contributed $0.02 per share to distributable earnings for the quarter, compared to a distributable loss of $0.03 per share for Q1 2024 The Company declared a dividend of $0.10 per share of common stock with respect to the third quarter of 2024. The dividend is payable on October 15, 2024 to stockholders of record as of the close of business on September 30, 2024. Loan Portfolio 3,7 $6.8 billion loan portfolio of which 98% are floating-rate and 98% are senior loans 14 During the quarter: Sold one loan previously classified as held-for-sale at March 31, 2024 Received $41 million in loan repayments Funded $143 million on existing loan commitments Loans with a risk rating of 4 or higher increased to 35% of the loan portfolio as of June 30, 2024, compared to 29% at March 31, 2024 3 No additional 5 rated loans from March 31, 2024 CECL reserve stands at 3.1% of UPB at June 30, 2024, comprised of (i) specific reserves of 23.1% on 5 rated loans and (ii) general reserve of 2.1% (3.3% on 4 rated loans and 1.5% on remaining loans) Subsequent to quarter-end, received full payoffs of three loans with aggregated UPB of $243.7 million: $22.5 million loan secured by a build-to-rent property located in Georgia (risk rated 3) $98.7 million loan secured by an industrial property located in Nevada (risk rated 3) $122.5 million loan secured by an office building located in New York (risk rated 4, was satisfied by partial cash payment and a discounted loan secured by a retail and entertainment property located in New Jersey and equity interests in two additional properties) Liquidity and Capitalization At June 30, 2024: Total liquidity of $191 million consisting of $148 million of cash, and $43 million of approved and undrawn credit capacity 1 Unencumbered loan assets totaled $490 million (94% senior loans); unencumbered REO with a carrying value of $146 million Warehouse financing capacity totaled $5.2 billion across five counterparties; $3.6 billion outstanding at June 30, 2024 Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of June 30, 2024, unchanged from March 31, 2024 5,8 Second Quarter 2024 Highlights (cont’d) See Endnotes in the Appendix.

Loan Portfolio Overview Key Portfolio Metrics 7,b June 30, 2024 March 31, 2024 Loan Portfolio 3 $6.8Bn $6.7Bn Total Loan Commitments 10 $7.7Bn $7.7Bn Number of Loans 62 62 Adjusted LTV 4 69.3% 69.2% Average Commitment Size ~$120MM ~$120MM Weighted Average All-In Yield 2 9.0% 9.1% Floating Rate Loans 3 98% 98% Senior Loans 3,14 98% 98% a At June 30, 2024, mixed-use comprises of 4% office, 2% retail, 2% multifamily, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances. b. Excludes loans held-for-sale. Collateral Diversification 3,7 Geographical Diversification 3,7

Loan Portfolio Overview (cont'd)

$ amounts in millions

Collateral Type	Number of Loans	Carrying Value [3]	% of Total Carrying Value	Region Exposure by Carrying Value and as a % of Total Carrying Value						
				West	Northeast	Southeast	Mid Atlantic	Southwest	Midwest	Other
Multifamily	21	$2,721	40%	$1,269 / 19%	$390 / 6%	-	$266 / 4%	$513 / 8%	$284 / 4%	-
Hospitality	8	$1,233	18%	$614 / 9%	$335 / 5%	$285 / 4%	-	-	-	-
Office	9	$975	14%	$257 / 4%	$273 / 4%	$233 / 3%	-	$88 / 1%	$125 / 2%	-
Mixed-use [a]	5	$605	9%	-	$195 / 3%	$103 / 2%	$307 / 4%	-	-	-
Land	6	$519	8%	-	$368 / 5%	$30 / 0%	$120 / 2%	-	-	-
For Sale Condo	2	$215	3%	$209 / 3%	$6 / 0%	-	-	-	-	-
Other [b]	11	$567	8%	$98 / 1%	$197 / 3%	$112 / 2%	$83 / 1%	-	$74 / 1%	$2 / 0%
Total	**62**	**$6,835**	**100%**	**$2,446 / 36%**	**$1,764 / 26%**	**$764 / 11%**	**$777 / 11%**	**$601 / 9%**	**$483 / 7%**	**$2 / 0%**

Totals may not foot due to rounding.

a. At June 30, 2024, mixed-use comprises of 4% office, 2% retail, 2% multifamily, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.

b. Includes four loans secured by a portfolio of build-to-rent homes, representing $134 million in loan commitments and $113 million in unpaid principal balance.

CLAROS MORTGAGE TRUST, INC. SECOND QUARTER 2024 EARNINGS SUPPLEMENT PAGE 4

As of June 30, 2024 As of August 2, 2024 Liquidity Overview & Unfunded Commitments a. Reflects payment of dividend of $36 million which was paid on July 15, 2024. b. As of June 30, 2024, we had unfunded commitments of $749 million and $443 million of in-place or expected financing, excluding $43 million of approved and undrawn credit capacity, resulting in net unfunded commitments of $306 million, with $96 million to be funded over FY24. c. Not expected to fund is comprised of unfunded commitments relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans. Cash and cash equivalents Approved and Undrawn Credit Capacity Total Available Liquidity 1 a Available Liquidity at June 30, 2024 and August 2, 2024 ($ in millions) Unfunded Commitments and Source of Funds b ($ in millions) b In-Place Financings Not Expected to Fundc Equity Required

Financial Overview a. See page 7 for book value bridge. Key Financial Metrics 2Q-2024 1Q-2024 YTD 2024 GAAP Net Loss ($MM) Per Share $(11.6) $(0.09) $(52.8) $(0.39) $(64.3) $(0.48) Distributable Earnings (Loss) ($MM) 6 Per Share $28.9 $0.20 $(16.8) $(0.12) $12.2 $0.08 Distributable Earnings prior to realized losses ($MM) 6 Per Share $30.4 $0.21 $27.7 $0.20 $58.1 $0.41 Dividends ($MM) Per Share $35.5 $0.25 $35.6 $0.25 $71.2 $0.50 Book Value ($MM) Per Share Adjusted Book Value per Share a $2,171.4 $15.27 $16.44 $2,215.9 $15.55 $16.47 Net Debt / Equity Ratio 5 Total Leverage Ratio 8 2.4x 2.8x 2.4x 2.8x GAAP net loss of $11.6 million, or $0.09 per share; distributable earnings of $28.9 million, or $0.20 per share; and distributable earnings prior to realized losses of $30.4 million, or $0.21 per share 6 Paid a cash dividend of $0.25 per share for the second quarter of 2024

Book Value per Share Roll-Forward Totals may not foot due to rounding. $17.03 Adjusted BV per Share $16.44 Adjusted BV per Share Book Value per Share Book Value at 12/31/2023 Distributable Earnings (excl. realized losses) Realized Losses and Non-Cash Items Cash Dividend RSUs and Other Book Value at 6/30/2024

Real Estate Owned In Q1 2021, we acquired legal title to a portfolio of seven limited service hotels located in New York, NY Underlying asset performance continues to be strong, exceeding pre-COVID levels Hospitality Portfolio Acquisition Date February 2021 Location New York, NY Keys 1,087 Gross Cost $419 million Net Cost 1 $391 million Debt Outstanding $280 million Net Equity 2 $139 million In Q2 2023, we acquired legal title to a mixed-use property located in New York, NY The mixed-use property contains office, retail and signage components Mixed-Use Acquisition Date June 2023 Location New York, NY NSF 142K (Office) + 33K (Retail) Gross Cost $149 million Net Cost 1 $146 million Debt Outstanding - Net Equity 2 $149 million Image not representative of all hotels in portfolio. 1. Net of accumulated depreciation and amortization. 2. Excludes impact accumulated depreciation and amortization.

Loan Portfolio Activity and Loan Maturity $103 Net Change in UPB UPB at March 31, 2024 Fundings Repayments UPB at June 30, 2024 Total Commitments $7,677 Total Commitments $7,716 Q2 2024 – Loan Activity Totals may not foot due to rounding. a. Excludes $538 million of loans in maturity default as of June 30, 2024. For 2026 and 2028, amounts include $30 million and $38.4 million, respectively, of unpaid principal balance for loans whose fully extended maturities were extended subsequent to June 30, 2024. Loan Maturity Schedule 11,a During the quarter, funded $143 million on existing loan commitments and received $41 million in loan repayments; net increase in unpaid principal balance of $103 million Average loan commitment of ~$120 million 83% of loans with maturities 2026 or later 11,a

During the second quarter, we significantly expanded and restructured our relationship with our largest financing counterparty, resulting in a realignment of certain of our assets to this facility Stable leverage levels; leverage ratios have remained unchanged since Q4 2023 Including $34 million in Q2 2024, we have made $473 million in voluntary delevering payments since Q1 2023 Financing Activity and Leverage $(128) Net Change in UPB Leverage Ratios 5,8 Q2 2024 – Financing Activity UPB at March 31, 2024 Advances Repayments UPB at June 30, 2024 Voluntary Repayments Totals may not foot due to rounding.

Financing Mix Total financing capacity of $7.1 billion decreased from $7.2 billion at March 31, 2024; undrawn capacity of $1.7 billion unchanged from March 31, 2024 12 Weighted average spread of 3.01% at June 30, 2024, decreased from 3.03% at March 31, 2024 Summary of Outstanding Financing $ amounts in millions Capacity UPB at June 30, 2024 Weighted Average Spread 13 Repurchase agreements and term participation facility $5,626 $3,991 2.69% Asset Specific Financing $460 $348 3.67% Secured Term Loan $722 $722 4.50% Debt Related to REO $280 $280 2.90% Total as of 2Q-2024 $7,088 $5,340 3.01% Financing Balances and weighted average spreads Financing Composition and Mark-to-Market % Mark-to-Market At June 30, 2024, of $3.6 billion UPB under repurchase agreements, $2.4 billion relates to facilities with credit and limited capital markets mark-to-market provisions and $1.2 billion relates to facilities with credit only mark-to-market provisions

Appendix A The properties above are not representative of all transactions.

Portfolio Overview

CMTG Portfolio Summary by Unpaid Principal Balance as of June 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 1	400.9	402.2	405.0	Dec-21	Multifamily	CA	Senior	N	4
Investment 2	389.8	390.0	390.0	Nov-19	Multifamily	NY	Senior	N	3
Investment 3	256.3	255.0	255.0	Jul-18	Hospitality	NY	Senior	N	3
Investment 4	225.3	225.0	225.0	Jul-21	Hospitality	GA	Senior	N	3
Investment 5	220.7	221.4	227.0	Jun-22	Hospitality	CA	Senior	N	3
Investment 6	213.2	213.8	235.0	Aug-22	Hospitality	CA	Senior	N	3
Investment 7	208.9	208.9	247.3	Oct-19	For Sale Condo	CA	Senior	N	4
Investment 8	187.8	187.9	193.1	Oct-19	Mixed-Use	DC	Senior	N	3
Investment 9	186.4	186.4	319.9	Sep-19	Office	GA	Senior	N	4
Investment 10	183.2	183.0	183.0	Sep-18	Land	NY	Senior	N	3
Investment 11	169.7	170.2	193.4	Apr-22	Multifamily	MI	Senior	N	3
Investment 12	169.7	170.0	170.0	Jan-22	Multifamily	CO	Senior	N	3
Investment 13	154.4	155.0	160.0	Sep-22	Multifamily	AZ	Senior	N	3
Investment 14	120.1	152.2	152.2	Jan-18	Land	VA	Senior	N	5
Investment 15	150.0	150.0	150.0	Feb-19	Office	CT	Senior	N	4
Investment 16	136.3	136.5	136.5	Dec-21	Multifamily	PA	Senior	N	3
Investment 17	135.8	136.4	151.7	Apr-22	Multifamily	TX	Senior	N	4
Investment 18	129.8	130.0	130.0	Dec-21	Multifamily	VA	Senior	N	3
Investment 19	124.8	125.0	125.0	Dec-21	Office	IL	Subordinate	N	3
Investment 20	122.8	123.3	127.3	Jun-22	Multifamily	TX	Senior	N	3

CLAROS MORTGAGE TRUST, INC. SECOND QUARTER 2024 EARNINGS SUPPLEMENT

PAGE 13

Portfolio Overview

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Summary by Unpaid Principal Balance as of June 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 21	122.5	122.5	122.5	Sep-19	Office	NY	Senior	N	4
Investment 22	119.0	120.7	173.6	May-22	Mixed-Use	VA	Senior	Y	3
Investment 23	119.8	119.8	122.1	Apr-19	Mixed-Use	NY	Senior	N	3
Investment 24	118.7	119.1	122.0	Mar-22	Multifamily	TX	Senior	N	4
Investment 25	115.1	115.0	115.0	Aug-22	Multifamily	CO	Senior	N	3
Investment 26	112.3	113.9	176.3	Sep-22	Multifamily	UT	Senior	Y	3
Investment 27	113.8	113.5	113.5	Jul-21	Multifamily	IL	Senior	N	3
Investment 28	91.3	112.4	124.8	Feb-20	Office	CA	Senior	N	5
Investment 29	107.1	107.5	148.3	Mar-21	Other	MA	Senior	N	3
Investment 30	102.9	103.0	103.0	Dec-21	Mixed-Use	TN	Senior	N	3
Investment 31	101.1	101.1	101.1	Mar-23	Hospitality	CA	Senior	N	3
Investment 32	97.9	98.7	106.5	Oct-22	Other	NV	Senior	Y	3
Investment 33	97.8	98.2	100.0	Aug-21	Office	CA	Senior	N	4
Investment 34	96.1	96.5	100.8	Jan-22	Multifamily	NV	Senior	N	4
Investment 35	90.1	90.8	140.0	Nov-22	Other	MA	Senior	Y	3
Investment 36	87.8	87.8	87.8	Mar-20	Office	TX	Senior	N	4
Investment 37	88.2	87.7	87.7	Dec-18	Land	NY	Senior	N	4
Investment 38	83.5	84.4	130.5	Jan-22	Other	PA	Senior	N	3
Investment 39	78.6	78.6	78.6	Jul-18	Hospitality	CA	Senior	N	4
Investment 40 [a]	78.5	78.5	115.3	Aug-22	Hospitality	NY	Senior	Y	4

CLAROS MORTGAGE TRUST, INC. SECOND QUARTER 2024 EARNINGS SUPPLEMENT

PAGE 14

Portfolio Overview

CMTG Portfolio Summary by Unpaid Principal Balance as of June 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 41	75.4	75.5	76.0	Jul-22	Multifamily	UT	Senior	N	3
Investment 42	75.5	75.5	75.5	Apr-19	Mixed-Use	NY	Senior	N	3
Investment 43	74.2	74.3	79.6	Jun-21	Other	MI	Senior	N	3
Investment 44	71.8	72.0	83.9	Dec-21	Multifamily	TX	Senior	N	4
Investment 45	46.7	71.5	84.8	Aug-21	Office	GA	Senior	N	5
Investment 46	67.6	68.2	90.0	Feb-22	Office	WA	Senior	N	3
Investment 47	67.0	67.0	67.0	Jul-19	Land	NY	Senior	N	4
Investment 48	59.6	59.8	73.7	Jan-22	Hospitality	TN	Senior	N	3
Investment 49	59.7	59.8	60.3	Nov-21	Multifamily	NV	Senior	N	3
Investment 50	50.0	50.2	53.3	Mar-22	Multifamily	AZ	Senior	N	4
Investment 51	43.8	44.1	54.0	Feb-22	Other	GA	Senior	Y	3
Investment 52	39.1	39.3	44.8	Feb-22	Multifamily	TX	Senior	N	4
Investment 53	35.2	36.3	112.1	Dec-22	Multifamily	WA	Senior	Y	3
Investment 54	30.4	30.2	30.2	Jul-21	Land	FL	Subordinate	N	3
Investment 55	29.9	30.0	30.0	Apr-19	Land	MA	Senior	N	3
Investment 56	26.3	26.6	32.1	Feb-22	Other	FL	Senior	Y	3
Investment 57	24.8	24.9	28.5	Feb-22	Multifamily	TX	Senior	N	4
Investment 58	22.5	22.6	23.4	Apr-22	Other	GA	Senior	Y	3
Investment 59	19.7	19.9	24.2	Apr-22	Other	GA	Senior	Y	3
Investment 60	5.9	5.7	5.7	Aug-19	For Sale Condo	NY	Senior	N	3

CLAROS MORTGAGE TRUST, INC. SECOND QUARTER 2024 EARNINGS SUPPLEMENT

PAGE 15

Portfolio Overview Investment Carrying Value 3 Unpaid Principal Balance Loan Commitment 10 Origination Date Property Type Location Loan Type Construction Risk Rating Investment 61 1.9 1.9 1.9 Jul-19 Other Other Senior N 5 Investment 62 0.0 0.9 0.9 Aug-18 Other NY Subordinate N 5 Total / Wtd. Average 9 $6,835.0 $6,928.3 $7,677.3 12% Investment in unconsolidated joint venture a $42.4 Real Estate Owned – Hospitality, net 391.1 Real Estate Owned – Mixed-Use, net b 145.5 Portfolio Total $7,414.0 CMTG Portfolio Summary by Unpaid Principal Balance as of June 30, 2024 ($ amounts in millions) Comprised of loans backed by the same property. Total carrying value includes acquired lease intangibles, net of accumulated depreciation and amortization.

($ amounts in thousands) June 30, 2024 March 31, 2022   March 31, 2024 March 31, 2022 Assets       Cash and cash equivalents $ 148,212 $ 232,514 Restricted cash 21,185 19,256 Loans receivable held-for-investment 6,913,273 6,806,606 Less: current expected credit loss reserve (203,756) (171,335) Loans receivable held-for-investment, net 6,709,517 6,635,271 Loans receivable held-for-sale - 172,177 Equity method investment 42,397 42,439 Real estate owned, net 518,719 521,025 Other assets 144,547 133,135 Total assets $ 7,584,577 $ 7,755,817   Liabilities and Equity Repurchase agreements $ 3,620,694 $ 3,601,284 Term participation facility 370,193 497,225 Loan participations sold, net 100,759 100,633 Notes payable, net 244,018 262,164 Secured term loan, net 711,177 711,876 Debt related to real estate owned, net 278,600 277,550 Other liabilities 43,182 44,370 Dividends payable 35,541 35,622 Management fee payable – affiliate 9,011 9,210 Total liabilities $ 5,413,175 $ 5,539,934     Equity   Common stock 1,390 1,387 Additional paid-in capital 2,732,228   2,729,617 Accumulated deficit (562,216) (515,121) Total equity 2,171,402 2,215,883 Total liabilities and equity $ 7,584,577 $ 7,755,817 Consolidated Balance Sheets June 30, 2024 and March 31, 2024 Source: CMTG financials.

Consolidated Statements of Operations For the Three Months Ended June 30, 2024 and March 31, 2024 Source: CMTG financials. Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) March 31, 2022 June 30, 2024 March 31, 2022 March 31, 2024 March 31, 2022 Revenue Interest and related income $ 155,131 $ 160,845 Less: interest and related expense 113,225 115,931 Net interest income 41,906 44,914 Revenue from real estate owned 22,581 13,911 Total net revenue 64,487 58,825 Expenses Management fees – affiliate 9,011 9,210 General and administrative expenses 4,845 3,877 Stock-based compensation expense 3,999 4,353 Real estate owned: Operating expenses 13,859 12,880 Interest expense 6,869 6,329 Depreciation and amortization 2,623 2,599 Total expenses 41,206 39,248 Proceeds from interest rate cap 228 865 Unrealized loss on interest rate cap (94) (998) Loss from equity method investment (42) (35) Loss on extinguishment of debt (999) (2,244) Provision for current expected credit loss reserve (33,928) (69,960) Net loss $ (11,554) $ (52,795) Net loss per share of common stock Basic and diluted $ (0.09) $ (0.39) Weighted-average shares of common stock outstanding Basic and diluted 139,078,117 138,791,113

Reconciliation of GAAP Net Income (Loss) to Distributable Earnings (Loss)

CMTG CLAROS MORTGAGE TRUST

Distributable Earnings (Loss) Reconciliation	Q2 2024	Q1 2024	Total 2024 [b]	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Total 2023 [b]
Net income (loss) attributable to common stock:	**($11,554)**	**($52,795)**	**($64,349)**	**$34,043**	**($68,947)**	**$4,253**	**$36,678**	**$6,027**
Adjustments:								
Non-cash stock-based compensation expense	3,999	4,353	8,352	4,469	4,369	4,395	3,366	16,599
Provision for (reversal of) current expected credit loss reserve	33,928	69,960	103,888	5,247	110,198	41,476	(3,239)	153,682
Depreciation and amortization expense	2,623	2,599	5,222	2,579	2,558	2,092	2,058	9,287
Amortization of above and below market lease values, net	354	354	708	354	354	-	-	708
Unrealized loss on interest rate cap	94	998	1,092	1,835	1,659	259	1,404	5,157
Loss on extinguishment of debt	999	2,244	3,243	-	-	-	-	-
Gain on extinguishment of debt	-	-	-	-	-	(2,217)	-	(2,217)
Gain on sale of loan	-	-	-	-	(575)	-	-	(575)
Gain on foreclosure of real estate owned[a]	-	-	-	(4,162)	-	-	-	(4,162)
Distributable Earnings prior to realized gains and losses	**$30,443**	**$27,713**	**$58,156**	**$44,365**	**$49,616**	**$50,258**	**$40,267**	**$184,506**
Gain on sale of loan	-	-	-	-	575	-	-	575
Loss on extinguishment of debt	(999)	(2,244)	(3,243)	-	-	-	-	-
Gain on extinguishment of debt	-	-	-	-	-	2,217	-	2,217
Principal charge-offs	(561)	(42,266)	(42,827)	(7,468)	(72,957)	(66,935)	-	(147,361)
Distributable Earnings (Loss)	**$28,883**	**($16,797)**	**$12,086**	**$36,897**	**($22,766)**	**($14,460)**	**$40,267**	**$39,937**
Weighted average diluted shares - Distributable Earnings (Loss)	142,276,031	141,403,825	141,839,928	141,321,572	141,469,161	141,648,701	140,568,979	141,254,760
Diluted Distributable Earnings per share prior to realized gains and losses	**$0.21**	**$0.20**	**$0.41**	**$0.31**	**$0.35**	**$0.35**	**$0.29**	**$1.31**
Diluted Distributable Earnings (Loss) per share	**$0.20**	**($0.12)**	**$0.08**	**$0.26**	**($0.16)**	**($0.10)**	**$0.29**	**$0.28**

a. Represents an adjustment to previously recognized gain on foreclosure of real estate owned in 2021

b. Totals may not foot or cross-foot due to rounding

Refer to page 21 for definition of Distributable Earnings

CLAROS MORTGAGE TRUST, INC. SECOND QUARTER 2024 EARNINGS SUPPLEMENT PAGE 19

Book Value per share Reconciliation Q2 2024 Q1 2024 Q4 2023 Q3 2023 Q2 2023 Q1 2023 ($ in 000’s except for per share data) Equity $ 2,171,402 $ 2,215,883 $ 2,299,900 $ 2,296,669 $ 2,400,426 $ 2,444,154 Number of shares of common stock outstanding and RSUs 142,164,611 142,486,624 141,313,339 141,321,693 141,687,697 141,632,654 Book Value per share a $ 15.27 $ 15.55 $ 16.28 $ 16.25 $ 16.94 $ 17.26 Add back: accumulated depreciation on real estate owned and accumulated amortization of related lease intangibles 0.22 0.20 0.18 0.16 0.14 0.12 Add back: general CECL reserve 0.95 0.72 0.57 0.59 0.56 0.58 Adjusted Book Value per share $ 16.44 $ 16.47 $ 17.03 $ 17.00 $ 17.64 $ 17.96 Net Debt-to-Equity and Total Leverage Reconciliation Q2 2024 Q1 2024 Q4 2023 Q3 2023 Q2 2023 Q1 2023 Asset-specific debt $ 4,614,264 $ 4,738,856 $ 4,964,874 $ 4,935,633 $ 5,162,229 $ 5,182,328 Secured term loan, net 711,177 711,876 712,576 713,276 713,975 736,190 Total debt 5,325,441 5,450,732 5,677,450 5,648,909 5,876,204 5,918,518 Less: cash and cash equivalents (148,212) (232,514) (187,301) (307,367) (253,055) (426,503) Net Debt $ 5,177,229 $ 5,218,218 $ 5,490,149 $ 5,341,542 $ 5,623,149 $ 5,492,015 Total Equity $ 2,171,402 $ 2,215,883 $ 2,229,900 $ 2,296,669 $ 2,400,426 $ 2,444,154 Net Debt-to-Equity Ratio 2.4x 2.4x 2.4x 2.3x 2.3x 2.2x Non-consolidated senior loans 887,300 887,300 887,300 887,300 916,616 915,623 Total Leverage $ 6,064,529 $ 6,105,518 $ 6,377,449 $ 6,228,842 $ 6,539,765 $ 6,407,638 Total Leverage Ratio 2.8x 2.8x 2.8x 2.7x 2.7x 2.6x Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations a. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements.   No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person.   Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes principal charge-offs, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager. The Company believes that Net Debt / Equity Ratio and Total Leverage Ratio provide meaningful information to consider in addition to the Company’s total liabilities and balance sheets. Net Debt / Equity Ratio and Total Leverage Ratio are used to evaluate the Company’s financial leverage. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, principal charge-offs are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, or when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV and/or origination. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned investments; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our target assets and related impairment charges, including as it relates to our real estate owned investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on beliefs, assumptions, and expectations about future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known. If a change occurs, CMTG’s business, financial condition, liquidity, and results of operations may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes Total Liquidity includes cash and approved and undrawn credit capacity based on existing collateral. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of June 30, 2024. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable. See Important Notices beginning on page 21 for additional information on this metric. Net Debt / Equity Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our 10-Ks and Item 2 (MD&A) of our 10-Qs. Refer to page 19 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses. Excludes our real estate owned (REO) investments, unless otherwise noted. Total Leverage Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our 10-Ks and Item 2 (MD&A) of our 10-Qs. Based on total loan commitments. Loan commitment represents principal outstanding plus remaining unfunded loan commitments. Fully extended maturity assumes all extension options are exercised by the borrower upon satisfaction of the applicable conditions. Subject to approval of financing counterparty as well as pledging of additional unencumbered assets. Weighted average spreads exclude SOFR floors. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.